CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002C                     FOR THE PERIOD ENDED:  25-DEC-02
                                              LOCK-OUT DATE:         NOV-07

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                CLASS I A-1F      CLASS I A-1V       CLASS I A-2     CLASS 1 A-3
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                 2,567,930.39        608,391.66        332,869.28      224,488.25

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE                                    726,388.15        176,070.62
    (B) PARTIAL PREPAYMENTS RECEIVED                               137,817.77         33,405.92
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)           1,532,676.61        371,508.43
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE                            0.00
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE                          0.00
    (F) PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)           0.00
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                    2,396,882.53        580,984.97              0.00            0.00

(C) INTEREST DISTRIBUTION                                          171,047.86         27,406.69        332,869.28      224,488.25
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------      ------------
TOTAL INTEREST DISTRIBUTION                                        171,047.86         27,406.69        332,869.28      224,488.25

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         80,493,109.51     19,510,879.64     94,431,000.00   52,005,000.00
    LESS: PRINCIPAL DISTRIBUTION                                 2,396,882.53        580,984.97              0.00            0.00
                                                                -------------     -------------     -------------   -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             78,096,226.98     18,929,894.67     94,431,000.00   52,005,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                          405,883.51     (H)                   Pool Factor
    SECTION 8.06 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1F          0.94649473
    SECTION 6.02 REIMBURSEMENT AMOUNT                                    0.00     CLASS I A-1V          0.94649473
    REIMBURSEABLE FEES                                                   0.00     CLASS I A-2           1.00000000
                                                                  ------------    CLASS I A-3           1.00000000
 TOTAL FEES DUE SERVICER                                           405,883.51     CLASS I A-4           1.00000000
                                                                                  CLASS I A-5           1.00000000
                                                                                  CLASS I M-1           1.00000000
                                                                                  CLASS I B-1           1.00000000
                                                                                  CLASS I B-2           1.00000000

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I A-4       CLASS I A-5     CLASS 1 M-1      CLASS 1 B-1
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   354,654.08        130,390.67        114,999.62      101,961.60

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------      ------------      ------------    ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00              0.00              0.00            0.00

(C) INTEREST DISTRIBUTION                                          354,654.08        130,390.67        114,999.62      101,961.60
    UNPAID INTEREST SHORTFALL                                            0.00              0.00              0.00            0.00
                                                                 ------------      ------------      ------------    ------------
TOTAL INTEREST DISTRIBUTION                                        354,654.08        130,390.67        114,999.62      101,961.60

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         64,777,000.00     20,588,000.00     17,647,000.00   14,706,000.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00              0.00              0.00            0.00
                                                                -------------     -------------     -------------    ------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             64,777,000.00     20,588,000.00     17,647,000.00   14,706,000.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE                                       Original Balance           Rate
    SECTION 8.06 REIMBURSEMENT AMOUNT                            82,511,000.00           2.5500%        1.4388%   Libor
    SECTION 6.02 REIMBURSEMENT AMOUNT                            20,000,000.00           1.9488%          0.31%   Spread
    REIMBURSEABLE FEES                                           94,431,000.00           4.2300%
                                                                 52,005,000.00           5.1800%
 TOTAL FEES DUE SERVICER                                         64,777,000.00           6.5700%
                                                                 20,588,000.00           7.6000%
                                                                 17,647,000.00           7.8200%
                                                                 14,706,000.00           8.3200%
                                                                 25,490,179.00           7.5000%

INFORMATION FOR CLAUSES (A) THROUGH (S), SECTION 7.01 -
                                                                  CLASS I B-2
(A) CLASS I A AND CLASS I B DISTRIBUTION AMOUNTS                   159,313.62

(B) FORMULA PRINCIPAL DISTRIBUTION AMOUNT
    (A) SCHEDULED PRINCIPAL DUE
    (B) PARTIAL PREPAYMENTS RECEIVED
    (C) PRINCIPAL PAYMENTS IN FULL (SCHEDULED BALANCE)
    (D) LIQUIDATED CONTRACT SCHEDULED BALANCE
    (E) SECTION 3.05 PURCHASE SCHEDULED BALANCE
    (F)  PREVIOUSLY UNDISTRIBUTED SHORTFALLS IN (A) THROUGH (E)
                                                                 ------------
 TOTAL PRINCIPAL DISTRIBUTION                                            0.00

(C) INTEREST DISTRIBUTION                                          159,313.62
    UNPAID INTEREST SHORTFALL                                            0.00
                                                                 ------------
TOTAL INTEREST DISTRIBUTION                                        159,313.62

(D) BEGINNING CLASS I A AND CLASS I B PRINCIPAL BALANCE         25,490,179.00
    LESS: PRINCIPAL DISTRIBUTION                                         0.00
                                                                -------------
    REMAINING CLASS A AND CLASS B PRINCIPAL BALANCE             25,490,179.00

(E) FEES DUE SERVICER
    MONTHLY SERVICING FEE
    SECTION 8.06 REIMBURSEMENT AMOUNT
    SECTION 6.02 REIMBURSEMENT AMOUNT
    REIMBURSEABLE FEES

 TOTAL FEES DUE SERVICER




CHASE BANK, TRUSTEE                           DETERMINATION DATE:    02-JAN-03
MANUFACTURED  HOUSING CONTRACTS               REMITTANCE DATE:       07-JAN-03
SENIOR/SUBORDINATED PASS-THROUGH
CERTIFICATES SERIES 2002B                     FOR THE PERIOD ENDED:  25-DEC-02



                                                    NO. OF    UNPAID PRINCIPAL   DELINQUENCY AS OF        NO. OF   UNPAID PRINCIPAL
(F) DELINQUENCY AS OF THE DUE PERIOD              CONTRACTS       BALANCE        CALENDAR MONTH END     CONTRACTS       BALANCE
    31-59 Days Delinquent                               177      6,209,837       31-59 Days Delinquent       79        2,739,673
    60-89 Days Delinquent                                29      1,065,673       60-89 Days Delinquent       21          813,374
    90+ Days Delinquent                                  16        684,749       90+ Days Delinquent         15          657,674

    3-Month Avg Thirty-Day Delinquency Ratio          1.21%                      3-Month Avg Thirty-Day Delinquency Ratio  0.63%
    3-Month Avg Sixty-Day Delinquency Ratio           0.22%                      3-Month Avg Sixty-Day Delinquency Ratio   0.19%

(G) Section 3.05 Repurchases                                          0.00

(I) Class R Distribution Amount                               1,209,418.67          Acquisition Loss Amount
    Repossession Profits                                              0.00
                                                                                  Current Month Acquisition Loss Amount        0
(J) Principal Balance of Contracts in Repossession              627,542.03        Cumulative Acquisition Loss Amount           0

(K) Aggregate Net Liquidation Losses                                  0.00        Current Realized Loss Ratio       0.00%
                                                                                  Cumulative Realized Loss Ratio    0.00%
(L) (x) Class B-2 Formula Distribution Amount                   159,313.62
    (y) Remaining Amount Available                            1,368,732.29
                                                                ----------
    Amount Of (x) Over (y)                                            0.00

(M) Class B-2 Liquidation Loss Amount                                 0.00

(N) Guarantee Payment                                                 0.00

(O) Unadvanced Shortfalls                                             0.00

                                                        No.         $
(P) Units Repossessed                                     4     127,539.40

(Q) Principal Prepayments Paid                                2,075,408.73

(R) Scheduled Principal Payments                                902,458.77

(S) Weighted Average Interest Rate                                   9.67%



                      Computation Of Available Distribution Amount
(i)  Certificate Account Balance At Monthly Cutoff-Vanderbilt                5,362,554.52
     Certificate Account Balance At Monthly Cutoff-Subservicer-21st          1,147,630.65
(ii) Monthly Advance Made                                                            0.00
(iii)Section 5.05 Certificate Fund Income-Vanderbilt                             3,074.87
(iii)Section 5.05 Certificate Fund Income-Subservicer-21st                         608.19
(V) Principal Due Holders                                                            0.00
Less:
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Vanderbilt                                300,069.45
(i) Scheduled Payments Of Principal And Interest
    Due Subsequent To The Due Period-Subservicer-21st                            3,497.43


(ii) Due To The Servicer Pursuant To Section 6.02:
   (i)   Section 3.05 Purchases (Due Seller)                                         0.00
   (ii)  Reimbursement For Taxes From Liquidation Proceeds                           0.00
   (iii) Monthly Servicing Fee                                                 405,883.51
   (iv)  Reimbursable Liquidation Expenses                                           0.00
   (v)   Section 6.04 (C) Reimbursement                                              0.00
   (vi)  Section 8.06 Reimbursement                                                  0.00
   (vii) Amounts Not Required To Be Deposited-Subservicer-21st                       0.00

Total Due Servicer                                                             405,883.51

Available Distribution Amount-Vanderbilt                                     4,659,676.43
Available Distribution Amount-Subservicer-21st                               1,144,741.41

To Class A And B                                                             4,594,999.17

Monthly Excess Cashflow                                                      1,209,418.67

Weighted Average Remaining Term (Months)                                           220.00

  Scheduled Balance Computation

  Prior Month Balance                                                      389,648,168.15


  Current Balance                                     386,733,641.86
     Adv Principal                                         70,190.21
     Del Principal                                        133,531.42
  Pool Scheduled Balance                                                   386,670,300.65


  Principal Payments In Full                            1,904,185.04
  Partial Prepayments                                     171,223.69

  Scheduled Principal                                     902,458.77

  Collateral Balance                                                       386,733,641.86
